SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
September 14, 2007
Date of report (Date of earliest event reported)
PIPER JAFFRAY COMPANIES
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-31720	30-0168701

(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Nicollet Mall, Suite 800
Minneapolis, Minnesota		55402

(Address of Principal Executive Offices)		(Zip Code)

(612) 303-6000

(Registrant’s Telephone Number, Including Area Code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
     As previously disclosed, on April 12, 2007, Piper Jaffray Companies (the “Company”) and Piper Jaffray Investment Management Inc. (formerly known as Piper Jaffray Newco Inc.), a wholly owned subsidiary of the Company (the “Buyer”), on the one hand, and WG CAR, LLC, Charles D. Walbrandt, Joseph E. Gallagher, Jr., Wiley D. Angell, James J. Cunnane, Jr. and Mohammed Riad (collectively, the “Sellers”), on the other hand, entered into an Agreement of Purchase and Sale (the “Agreement”) pursuant to which the Buyer agreed to purchase all of the issued and outstanding membership interests in Fiduciary Asset Management, LLC, a Missouri limited liability company (“FAMCO”). FAMCO is an investment management firm based in St. Louis, Missouri. The acquisition was completed on September 14, 2007.
     The purchase price under the Agreement is $66.4 million in cash at time of close, subject to adjustment based on the working capital and revenue run-rate of FAMCO as of closing. Based on the revenue run-rate adjustment mechanism, the purchase price paid at closing was approximately $51.3 million.
     On September 14, 2007, the Company, the Buyer and the Sellers entered into an Amendment to Agreement of Purchase and Sale (the “Amendment”) to facilitate a purchase price adjustment under the Agreement. The Amendment provides that the Sellers may be entitled to receive an adjustment to the purchase price in an amount not to exceed approximately $15.1 million based on certain increases, if any, in the revenue run-rate of FAMCO as of December 15, 2007.
     The provisions of the Agreement regarding the working capital adjustment and future cash consideration contingent on the performance of FAMCO in each of the 2008, 2009 and 2010 calendar years remain unchanged.
     The foregoing summary of the Agreement and the Amendment is qualified in its entirety by reference to the full text of the Agreement and the Amendment, which are attached as Exhibits 2.1 and 2.2 to this Current Report on Form 8-K and are incorporated herein by reference.
Item 7.01 Regulation FD Disclosure
     On September 14, 2007, the Company issued a press release announcing the completion of the acquisition of FAMCO. This press release is furnished as Exhibit 99.1 hereto. The information contained in Exhibit 99.1 is being furnished pursuant to Item 7.01 of this Current Report on Form 8-K, and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under Section 18. Furthermore, the information contained in Exhibit 99.1 shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01 Financial Statements and Exhibits
     (d) Exhibits
2.1	Agreement of Purchase and Sale dated April 12, 2007 among Piper Jaffray Companies, Piper Jaffray Investment Management Inc. (formerly known as Piper Jaffray Newco Inc.), WG CAR, LLC, Charles D. Walbrandt, Joseph E. Gallagher, Jr., Wiley D. Angell, James J. Cunnane, Jr. and Mohammed Riad (excluding schedules and exhibits, which Piper Jaffray Companies agrees to furnish to the Securities and Exhibit Commission upon request) (incorporated by reference from Piper Jaffray Companies’ Current Report on Form 8-K filed on April 13, 2007)

2.2	Amendment to Agreement of Purchase and Sale dated September 14, 2007 among Piper Jaffray Companies, Piper Jaffray Investment Management Inc. (formerly known as Piper Jaffray Newco Inc.), WG CAR, LLC, Charles D. Walbrandt, Joseph E. Gallagher, Jr., Wiley D. Angell, James J. Cunnane, Jr. and Mohammed Riad (excluding schedules, which Piper Jaffray Companies agrees to furnish to the Securities and Exhibit Commission upon request)

99.1	Press Release dated September 14, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIPER JAFFRAY COMPANIES
Date: September 14, 2007	/s/ Thomas P. Schnettler
Thomas P. Schnettler
Vice Chairman and Chief Financial Officer

EXHIBIT INDEX

No.	Description	Manner of Filing
2.1	Agreement of Purchase and Sale dated April 12, 2007 among Piper Jaffray Companies, Piper Jaffray Investment Management Inc. (formerly known as Piper Jaffray Newco Inc.), WG CAR, LLC, Charles D. Walbrandt, Joseph E. Gallagher, Jr., Wiley D. Angell, James J. Cunnane, Jr. and Mohammed Riad.	(1)

2.2	Amendment to Agreement of Purchase and Sale dated September 14, 2007 among Piper Jaffray Companies, Piper Jaffray Investment Management Inc. (formerly known as Piper Jaffray Newco Inc.), WG CAR, LLC, Charles D. Walbrandt, Joseph E. Gallagher, Jr., Wiley D. Angell, James J. Cunnane, Jr. and Mohammed Riad.	Filed Electronically

99.1	Press Release dated September 14, 2007.	Filed Electronically

(1)	Filed as an exhibit to Piper Jaffray Companies’ Current Report on Form 8-K, filed with the Securities and Exchange Commission on April 13, 2007 and incorporated herein by reference.